Exhibit 99.2
A Merger of Capabilities Baker/LPA Transaction Overview Presented by Brad Mallory, President & CEO, Michael Baker Corporation Mike Zugay, EVP & CFO, Michael Baker Corporation &

1 Safe Harbor Note with respect to Forward-Looking Statements: This presentation, Financial Review and Operations Review contains forward-looking statements concerning our future operations and performance. Forward-looking statements are subject to market, operating and economic risks and uncertainties that may cause our actual results in future periods to be materially different from any future performance suggested herein. Factors that may cause such differences include, among others: the events described in the "Risk Factors" section of this Form 10-K; increased competition; increased costs; changes in general market conditions; changes in industry trends; changes in the regulatory environment; changes in our relationship and/or contracts with the Federal Emergency Management Agency ("FEMA"); changes in anticipated levels of government spending on infrastructure, including the Safe, Accountable, Flexible, Efficient Transportation Equity Act-A Legacy for Users ("SAFETEA-LU"); changes in loan relationships or sources of financing; changes in management; changes in information systems; and divestitures and acquisitions. Such forward-looking statements are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Baker & LPA: At a Glance Effective May 1, 2010 Hand-in-Glove Fit with Acquisition Strategy Culture Strategic Creates Transportation Engineering & Architecture Services Powerhouse in North America Baker: North & West LPA: Southeast & Mid-Atlantic LPA Will Operate as a Region In Baker's Transportation Segment 2

LPA Business Profile Founded in 1981 by Glen Lott and Ed Parrish Headquartered in Columbia, SC 2009 Revenues approx. $93 mil. 12.9% gross revenue CAGR (2006-2009) $124 mil. Backlog at Dec. 2009 Approx. 475 Employees 38 Offices (33 in Southeastern U.S.) Serves public and private sector clients including State DOTs, Local and Municipal Governments, Airport Authorities and Private Corporations 3 LPA Headquarters Building, Columbia, SC

LPA Markets and Services Architecture (Airfield Terminals) Aviation Bridge/Structures Construction Engineering & Inspection (Baker's CM/CI) Design/Build Environmental Planning Highways Hydrology International Program Management Traffic Engineering/Planning 4

2009 LPA Revenues by Service Area 5 (Dollars in millions) Total = ~$93 mil

Market Comparison 6 Primary Markets BAKER LPA Aviation X X Environmental X X Facilities/Architecture X X Defense & Security X Geospatial X Pipelines & Utilities X Transportation X X Water X X

ENR Rankings Comparison ENR Rankings Comparison 7

Baker LPA Baker/LPA Combined National Footprint 8 HQ: Columbia, SC HQ: Moon Township, PA

Contribution to Baker's Strategic Intent Be a strongly profitable... LPA's Profit Margins are generally higher than Baker's ENR Top 20 firm in design... Combined Baker/LPA Ranking ^ #31 and construction management by 2014... LPA would contribute additional revenue towards PM/CM through organic growth and acquisitions... Fulfills a significant piece of our acquisition strategy employing client-focused teams to deliver innovative and sustainable planning, design, and management solutions... LPA prides itself on a "common desire to provide innovative solutions and exceptional client service" throughout the United States and in targeted international markets. LPA would position us strongly in the Southeastern US and open doors to new International markets 9

Strategic Advantages 10

Potential Revenue Synergies 11

Leveraging the Combined Organization will Accelerate Growth Expand sources and amounts of capital Provide a larger, more stable platform for risk management Leverage combined expertise Take-on larger, more complex challenges Penetrate a new client base with existing skills 12

Financial Highlights 13 Transaction Structure A purchase of 100% of the stock of LPA, Inc. and all related companies and subsidiaries-A "cash free", "debt free" transaction Consideration Paid $59.4 million in total, $51.4 million paid in cash and $8.0 million in BKR Common Stock (226,447 shares @ $35.3284 average price per share) Financing Existing cash funds of MBC were used to complete the purchase and no debt was assumed or created for the deal

Financial Aspects 14 Post-Closing Purchase Price Adjustment The price will be increased or decreased based upon a Net Working Capital Target of $4.4 million as of closing date Revenues and Profits LPA's 2010 full year projections are $94.0 million in gross revenues and approximately $10 million in normalized operating profit Transaction Multiple Based on last 12 months and 2010 projections, the transaction multiple approximates 6.0x and 5.4x adjusted EBIDTA*, respectively *EBITDA adjusted for unusual and non-recurring items

Financial Aspects 15 Impact on Earnings Highly accretive (approximately $0.50 to $0.60 per share) on a cash basis and excluding amortization of intangibles (Non-GAAP) Impact on Earnings Impact on Earnings Slightly dilutive (approximately $0.08 to $0.10 per share) including amortization and non-tax deductibility of intangibles (GAAP) Impact on Earnings Impact on Earnings Accretion/Dilution estimates are before any cost saving synergies and cross-selling opportunities Conclusion BKR maintains a strong liquidity profile after the transaction to continue its acquisition strategy

A Merger of Capabilities Baker/LPA Transaction Overview Presented by Brad Mallory, President & CEO, Michael Baker Corporation Mike Zugay, EVP & CFO, Michael Baker Corporation &